SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): February 6, 2002


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS


     On February 6, 2002, Sonex Research, Inc. (the "Company") posted the following report on its website (www.sonexresearch.com):



LIMITED  STUDY  OF  EXPERIMENTAL   SCRI   COMBUSTION   PROCESS  FALLS  SHORT  OF
EXPECTATIONS; SONEX CEO REMAINS CONFIDENT OF THE SCRI POTENTIAL


Annapolis, Maryland, February 6, 2002 - Sonex Research, Inc. (OTC BB: SONX) reports that testing under a feasibility study of its new Stratified Charge Radical Ignition (SCRI) combustion technology conducted by a major international truck engine manufacturer has ended recently without attaining the performance achieved by Sonex in a single-cylinder laboratory diesel engine. Dr. Andrew A. Pouring, CEO and founder of Sonex, explained that although the manufacturer reports that it found certain positive effe cts on combustion, it concluded that the concept was not close enough to production and would require major funding for further research.

Dr. Pouring remains confident that with the appropriate comprehensive test program and sufficient funding, the SCRI for vehicular diesel engines can be realized. With SCRI, radical (chemical) species that enable ignition are created by interaction of the injected fuel spray with specially designed Sonex microchambers in the piston side wall. On a direct injected, single cylinder laboratory engine at Sonex using diesel-type fuels, the SCRI reduced NOx emissions by 80% and smoke by 90% while maintaining fue l consumption.

The program conducted by this engine manufacturer, which began in the spring of 2001, aimed to transfer the SCRI results achieved on the single-cylinder diesel engine to a modern, advanced, four cylinder, medium-duty truck diesel engine that employs all of the latest diesel engine technology such as a high pressure, electronically controlled injection system, and turbo-charging. Dr. Pouring explained that the engine manufacturer did not complete the entire test program as initially planned due to operatio nal difficulties and reductions in R&D funding.

The SCRI combustion process is a new branch of the patented Sonex Combustion System (SCS) engine technology that permits in-cylinder control of ignition and combustion in a manner that reduces emissions while maintaining fuel consumption in diesel engines, and has the potential for significant improvements in gasoline engines. A recent report by Ricardo Consulting Engineers, Ltd. of Shoreham, England, one the world's leading engine engineering and powertrain consulting firms, confirmed the soot reduction capability of the earlier SCS "Low Soot" design. Ricardo found that a turbo-charged and intercooled six-cylinder, direct injected diesel engine used in medium-duty trucks, while operating with the SCS piston at the best injection timings, emitted up to 45% less soot under best timing than the stock engine, with similar fuel consumption.

Despite the fact that the current SCRI diesel engine study could not be completed as planned, Dr. Pouring remains very optimistic about the commercial prospects for the SCRI combustion process. He said Sonex will seek the resources and commercial partners necessary to continue development.

Dr. Pouring believes that the SCRI piston design, with further development, can enable direct injected gasoline engined automobiles, currently sold only in markets outside the U.S. because of emissions problems, to become emissions compliant while maintaining their current fuel consumption advantages. Sonex is presently providing input to Congressional committees that address legislation for future vehicle fuel mileage standards that will replace the current Corporate Average Fuel Economy (CAFE) standards . Among other measures, the Company has prepared a "Point Paper" to be submitted to the Senate Committee on Commerce, Transportation and Science that is holding hearings on the CAFE follow-on legislation.


                          **********************


Sonex Research, Inc., a leader in the field of combustion technology, has its SCS technology protected by numerous patents issued and pending worldwide. The Company is pursuing licensing agreements for the marketing, manufacture and sale of diesel truck engine pistons incorporating its patented technology for the reduction of emissions in vehicular direct injected turbocharged diesel engines, and has conducted demonstration and development programs with some of the world's largest diesel engine manufacturers. Other SCS designs are being used to convert small gasoline engines to heavy fuel use for military and commercial applications.


Caution Regarding Forward-Looking Statements

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, and other filings with the Securities and Exchange Commission available online in the EDGAR database at www.sec.gov.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 6, 2002



SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer